EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 33-75468) of Danka Business Systems PLC,

2)	Registration Statement (Form S-8 No. 33-75474) of Danka Business Systems PLC,

3)	Registration Statement (Form S-8 No. 333-18615) pertaining to the Danka 1996 Non-Employee Directors Share Option Plan,

4)	Registration Statement (Form S-8 No. 333-89837) pertaining to the Danka 401(k) Profit Sharing Plan,

5)	Registration Statement (Form S-8 No. 333-83936) pertaining to the Danka Section 423 Employee Stock Purchase Plan,

6)	Registration Statement (Form S-8 No. 333-83938) of Danka Business Systems PLC,

7)	Registration Statement (Form S-8 No. 333-118768) pertaining to the Danka 401(k) Profit Sharing Plan,

8)	Registration Statement (Form S-8 No. 333-87042) pertaining to the Danka 1999 Share Option Plan and the Danka 2001 Long Term Incentive Plan,

9)	Registration Statement (Form S-8 No. 333-100933) pertaining to the Danka 2002 Outside Director Stock Compensation Plan,

of our report dated June 24, 2008, with respect to the financial statements and supplemental schedule of the Danka 401(k)Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

ERNST & YOUNG

Certified Public Accountants

Tampa, Florida

June 24, 2008

11